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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 2001, included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 333-4650, 333-30225 and 333-58803. It should be noted that we have not audited any financial statements for the Company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 19, 2001.